CUSIP NUMBER 292764 10 7	13G

Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 6, 2012

Draper Associates, Inc.

By:	/s/ Timothy C. Draper
	Name:	Timothy C. Draper
	Title:	President

Draper Associates, L.P.

By: Draper Associates, Inc. (General Partner)

By:	/s/ Timothy C. Draper
	Name:	Timothy C. Draper
	Title:	President

Draper Fisher Jurvetson Fund VI, L.P.
By: Draper Fisher Jurvetson Management Co. VI, LLC (General Partner)

By:	/s/ Timothy C. Draper
	Name:	Timothy C. Draper
	Title:	Managing Member

Draper Fisher Jurvetson Management Co. VI, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

CUSIP NUMBER 292764 10 7	13G

Draper Fisher Jurvetson Management Co. VI, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

/s/ Timothy C. Draper
Timothy C. Draper

The Timothy Cook Draper 2010 Annuity Trust

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

The Timothy Cook Draper Revocable Trust

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

The Draper Foundation

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	President

/s/ John H. N. Fisher
John H. N. Fisher

John H. N. Fisher and Jennifer Caldwell Living Trust dated 1/7/00, as amended and restated on 3/7/08

By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Co-Trustee

CUSIP NUMBER 292764 10 7	13G

/s/ Stephen T. Jurvetson
Stephen T. Jurvetson

The Steve and Karla Jurvetson Living Trust dated 8/27/02

By:	/s/ Stephen T. Jurvetson
Name:	Stephen T. Jurvetson
Title:	Co-Trustee

JABE, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member